UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 8, 2009

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry Into a Material Definitive Agreement.

Accuride Corporation (the “Company”) has entered into a Temporary Waiver Agreement (the “Temporary Waiver”) with respect to its Fourth Amended and Restated Credit Agreement, dated as of January 31, 2005, as amended (the “Credit Agreement”), among the Company, Accuride Canada Inc., the lenders party thereto, the administrative agent for the lenders, and the other agents party thereto. The Temporary Waiver is dated July 1, 2009 and became effective on July 8, 2009.

Pursuant to the terms of the Temporary Waiver, the Lenders have agreed to waive the Company’s compliance with the following financial covenants under the Credit Agreement for the fiscal quarter ended June 30, 2009 for the duration of the Temporary Waiver Period: (i) the Senior Secured Leverage Ratio set forth in Section 5.04(a), (ii) the Interest Coverage Ratio set forth in Section 5.04(c) and (iii) the Fixed Charge Coverage Ratio set forth in Section 5.04(d).  The Company’s failure to comply with any of these covenants would be an immediate event of default under the Credit Agreement (each default a “Potential Default”).  The “Temporary Waiver Period” terminates on August 15, 2009, unless terminated earlier as the result of, among other things: (i) an event of default under the Credit Agreement that is not a Potential Default, (ii) payment by the Company of the interest payment due and owing on August 1, 2009 to the holders of the Company’s 8 1/2% Senior Subordinated Notes due 2015 and (iii) the failure by the Company or the subsidiary guarantors to comply with the terms and provisions of the Temporary Waiver.

Under the Temporary Waiver: (i) interest on advances and all outstanding obligations under the Credit Agreement will accrue at an annual rate of 2.0% plus the otherwise applicable rate during the Temporary Waiver Period, (ii) the Company and its subsidiaries must comply with certain restrictions on incurring additional debt, making investments and selling assets and (iii) the Company must comply with a minimum liquidity requirement.  Contemporaneously with the Temporary Waiver, Citicorp USA, Inc. has resigned as administrative agent and the lenders have appointed Deutsche Bank Trust Company Americas to serve as administrative agent.

An affiliate of Sun Capital Securities Group, LLC is one of the lenders that approved the Temporary Waiver.  Sun Capital and its affiliates hold approximately 32.2% of the Company’s common stock on a fully diluted basis and benefit from certain corporate governance rights described in the Company’s Form 8-K filed with the U.S. Securities and Exchange Commission on February 4, 2009.

As initially disclosed in our Form 10-Q for the quarter ended March 31, 2009, the Company is proactively evaluating strategic alternatives to address ongoing liquidity and financing concerns, including amendments and additional waivers to the Credit Agreement, the sale of non-core assets and/or alternative debt structures.  The Board of Directors of the Company has appointed a Special Committee of independent directors to identify and evaluate these strategic alternatives, with the input of management and its financial advisors, and to recommend an appropriate course of action to the full Board.  The Special Committee has engaged Perella Weinberg Partners LP and UBS Securities LLC as its financial advisors in connection with this review.  The Company expects to use the Temporary Waiver Period to continue working towards implementing one or more of these strategic alternatives, and views the Temporary Waiver as the initial step in a broader transaction with its lenders, although the nature and parameters of this transaction are not yet defined.

Under the Temporary Waiver, the Company will present a proposal to the lenders for an amendment to or restructuring of its obligations under the Credit Agreement and the senior subordinated notes, if appropriate, by July 24, 2009.  Additionally, if requested by the administrative agent for the lenders or the Steering Committee of lenders that has been formed to represent the lenders in their negotiations with the Company, the Company will provide the administrative agent, the Steering Committee and their respective advisors with bi-weekly updates regarding the ongoing financial performance, operations and liquidity of the Company and its subsidiaries, and the progress toward a proposal for an amendment to or restructuring of the obligations under the Credit Agreement and the senior subordinated notes.   There can be no assurance, however, that the Company’s proposal to the lenders, or any other strategic alternative, will be implemented prior to the expiration of the Temporary Waiver Period, in which case an event of default would likely occur under the Credit Agreement.  The occurrence of an event of default under the

Credit Agreement would permit the lenders to restrict the Company’s access to available cash, and possibly result in the acceleration of the Company’s obligations under the Credit Agreement and the acceleration of debt under other debt agreements that may contain cross-acceleration or cross-default provisions.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the text of the Temporary Waiver, which is attached as Exhibit 10.1 to this report and is incorporated into this Item 1.01 by reference.  The Company announced this transaction in a press release dated July 8, 2009, a copy of which is attached as Exhibit 99.1 to this report.  The material terms of the Credit Agreement are described in the Company’s Form 8-K, filed with the SEC on February 4, 2005, as amended in the Company’s Form 8-Ks, filed with the SEC on November 29, 2007 and February 4, 2009, in Note 6 to the Company’s Consolidated Financial Statements included in its Form 10-K filed for the year ended December 31, 2008 and in Note 10 to the Company’s Condensed Consolidated Financial Statements included in its Form 10-Q filed for the quarter ended March 31, 2009.

Item 2.02 Results of Operations and Financial Condition.

In the Company’s press release issued July 8, 2009, the Company reported the expected range of its sales for the fiscal second quarter ended June 30, 2009 and its expected cash and cash equivalents for the end of the quarter.  A copy of this press release is attached as Exhibit 99.1 to this report.

The information in Item 2.02 of this Form 8-K, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Temporary Waiver Agreement, dated July 1, 2009, by and among Accuride, Accuride Canada Inc., the lenders party thereto, the administrative agent for the lenders, and the other agents party thereto.

99.1	Press Release, dated July 8, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	July 9, 2009	/s/ Stephen A. Martin
Stephen A. Martin
Vice President / General Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1

Temporary Waiver Agreement, dated July 1, 2009, by and among Accuride Corporation, Accuride Canada Inc., the lenders party thereto, the administrative agent for the lenders, and the other agents party thereto.

99.1	Press Release of Accuride Corporation, dated July 8, 2009.